UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
June 19, 2012
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The information in Item 2.03 below is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 20, 2012, Callon Petroleum Company (the “Company”) completed a $200 million Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) by and among the Company, the “Lenders” described therein, and Regions Bank as the sole arranger and administrative agent. The Amended Credit Agreement provides for an initial borrowing base of $60 million, which will be reviewed and re-determined on a semi-annual basis. Currently there are no borrowings outstanding under the Amended Credit Agreement. The maturity date is July 31, 2014. The Amended Credit Agreement replaces the Company's previous borrowing base facility. Borrowings are expected to be used for capital expenditures, repayment of indebtedness and general corporate purposes. The indebtedness of the Company under the Amended Credit Agreement is fully and unconditionally guaranteed by the Company's wholly owned subsidiary, Callon Petroleum Operating Company (“CPOC”), and is secured by a first lien on substantially all of the assets of the Company and CPOC.

The Company may borrow, repay and reborrow amounts up to the borrowing base from time to time. The Company may also have letters of credit issued for its account under the Amended Credit Agreement, in an aggregate amount of up to the greater of $10 million and 10% of the borrowing base. Voluntary prepayments by the Company are permitted under the Amended Credit Agreement upon proper notice. Borrowings under the Amended Credit Agreement bear interest at a rate equal to the Eurodollar Rate plus the Applicable Margin or the Adjusted Reference Rate plus the Applicable Margin. The Adjusted Reference Rate is the greatest of (x) the reference rate of Regions Bank, (y) the Federal Funds rate plus 0.50%, or (z) the one-month LIBOR plus 1.00%. The Applicable Margin is defined as a percentage determined in accordance with a pricing grid based upon our percentage of utilization of the loans available under the Amended Credit Agreement. The Applicable Margin ranges from 2.50% for Eurodollar Rate Advances or 1.50% for Reference Rate Advances to 3.00% for Eurodollar Rate Advances or 2.00% for Reference Rate Advances. In addition, the Company must pay to the Lenders a commitment fee of 0.50% per annum on the unused portion of the amount available under the Amended Credit Agreement.

The Amended Credit Agreement contains covenants that will limit to an extent the ability of the Company to, among other things, incur or guarantee levels of additional indebtedness; create certain liens; pay dividends on or repurchase stock of the Company or its subsidiaries; or sell assets or merge with another entity. There are also customary financial covenants under the Amended Credit Agreement, including a maximum leverage ratio, a minimum interest coverage ratio and a minimum current ratio. The Amended Credit Agreement includes events of default, which are also customary for facilities of this type including provisions under which, upon the occurrence of an event of default, all outstanding loans under the Amended Credit Agreement may be accelerated.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement and related documents, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On June 21, 2012, the Company issued a press release providing various operating and financial updates. The press release is included herein as Exhibit 99.1.  It shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

As disclosed in a press release dated June 19, 2012, attached as Exhibit 99.2, the Company announced its plan to present at the 2012 Global Hunter Securities' GHS 100 Energy Conference at the InterContinental Hotel, San Francisco, California on Monday, June 25, 2012 at 8:30 AM PDT. The Company will also present at the 2012 Louisiana Energy Conference at the Windsor Court Hotel, New Orleans, Louisiana on Wednesday, June 27, 2012 at 11:00 AM CDT. The Company will be participating in a panel discussion of "US Onshore E&P: Can Emerging Oil Plays Bring US Energy Independence?". The

release also referenced availability of visual presentation materials on the Company's website at www.callon.com under the Events and Presentations section.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title of Document

10.1	Fourth Amended and Restated Credit Agreement dated as of June 20, 2012, by and among the Company, the “Lenders” described therein, and Regions Bank as the sole arranger and administrative agent.

10.2	Fourth Amended and Restated Revolving Promissory Note dated June 20, 2012.

10.3	Fourth Amended and Restated Guaranty Agreement dated June 20, 2012.

99.1	Press release dated June 21, 2012 announcing various operating and financial updates.

99.2	Press release dated June 19, 2012 announcing participation in upcoming oil and gas conferences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

June 25, 2012	By: /s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1	Fourth Amended and Restated Credit Agreement dated as of June 20, 2012, by and among the Company, the “Lenders” described therein, and Regions Bank as the sole arranger and administrative agent.

10.2	Fourth Amended and Restated Revolving Promissory Note dated June 20, 2012.

10.3	Fourth Amended and Restated Guaranty Agreement dated June 20, 2012.

99.1	Press release dated June 21, 2012 announcing various operating and financial updates.

99.2	Press release dated June 19, 2012 announcing participation in upcoming oil and gas conferences.